EXHIBIT 23(H)(V)

                         AMENDED AND RESTATED EXHIBIT A

     THIS AMENDED AND RESTATED EXHIBIT A, dated as of __________, 2009, is Exhibit A to that certain Transfer Agency Services Agreement dated as of July 19, 2007, between PNC Global Investment Servicing Inc. and FundVantage Trust and is amended and restated for the addition of Pemberwick Fund.

                                 FUNDS - CLASSES

 MBIA Municipal Bond Inflation Protection Fund - Institutional and Retail Class
              MBIA High Yield Fund - Institutional and Retail Class
  MBIA Multi-Sector Inflation Protection Fund - Institutional and Retail Class
        MBIA Core Plus Fixed Income Fund - Institutional and Retail Class
                        Lateef Fund - Classes A, I and C
         Boston Advisors US Small Cap Equity Fund - Institutional Class
         Boston Advisors International Equity Fund - Institutional Class
                Corverus Strategic Equity Fund - Classes A and I
                 WHV International Equity Fund - Classes A and I
                                 Pemberwick Fund

                                        PNC GLOBAL INVESTMENT SERVICING INC.


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FUNDVANTAGE TRUST


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